SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2009

AEROSONIC CORPORATION
 (Exact name of registrant as specified in its charter)

Delaware	1-11750	74-1668471
State or other jurisdiction of incorporation or organization	(Commission File Number)	(I.R.S. Employer Identification No.)

1212 North Hercules Avenue
Clearwater, Florida 33765
 (Address of principal executive offices and Zip Code)

(727) 461-3000
 (Registrant’s telephone number, including Area Code)

Not applicable
 (Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 21, 2009, Aerosonic Corporation (“Aerosonic”) borrowed an aggregate principal amount of $800,000 upon a cash draw down under each of the three unsecured loan agreements (each, a “Loan Agreement” and together, the “Loan Agreements”) entered into by Aerosonic on May 14, 2009 with three separate investors (the “Investors”). For a description of the transactions and copies of the Loan Agreements, please refer to Aerosonic’s Form 8-K filed with the U.S. Securities and Exchange Commission on May 20, 2009, which is hereby incorporated by reference into this Item 2.03.

Aerosonic’s $800,000 cash draw down pursuant to the Loan Agreements was completed on a pro rata basis as follows:

•
$400,000 cash draw down under the Loan Agreement by and between Aerosonic and its wholly-owned subsidiaries, Avionics Specialties, Inc. and OP Technologies, Inc. and Bruce J. Stone, (“Stone”).  Pursuant to the terms of the Loan Agreement, Aerosonic issued 40,000 shares of Aerosonic common stock and warrants to purchase 100,000 shares of Aerosonic common stock to Stone;

•
$200,000 cash draw down under the Loan Agreement by and between Aerosonic and its wholly-owned subsidiaries, Avionics Specialties, Inc. and OP Technologies, Inc. and Redmond Family Investments, LLLP, (“Redmond”).  Pursuant to the terms of the Loan Agreement, Aerosonic issued 20,000 shares of Aerosonic common stock and warrants to purchase 50,000 shares of Aerosonic common stock to Redmond; and

•
$200,000 cash draw down under the Loan Agreement by and between Aerosonic and its wholly-owned subsidiaries, Avionics Specialties, Inc. and OP Technologies, Inc. and Martin L. Schaffel, (“Schaffel”).  Pursuant to the terms of the Loan Agreement, Aerosonic issued 20,000 shares of Aerosonic common stock and warrants to purchase 50,000 shares of Aerosonic common stock to Schaffel.

The warrants (5-year term from April 10, 2010) issued to the Investors pursuant to the $800,000 draw down are exercisable at any time during the period after May 21, 2010 and before the expiration date.  Aerosonic’s Additional Listing Application relating to the Aerosonic common stock issued or that may be issued pursuant to the Loan Agreements, including the shares of Aerosonic common stock issued or that may be issued pursuant to the $800,000 draw down, was approved by NYSE Amex on May 21, 2009.

The shares of Aerosonic common stock issued or that may be issued in connection with the $800,000 cash draw down were not registered under the Securities Act of 1933 (the “Securities Act”) and therefore, are or will be “restricted securities” as that term is defined in Rule 144 under the Securities Act.  Accordingly, the restricted securities may not be resold except pursuant to a transaction registered under the Securities Act or exempt from registration under the Securities Act, such as a transaction that complies with Rule 144 under the Securities Act.

A copy of the press release announcing the $800,000 cash draw down pursuant to the Loan Agreements is attached as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(d)		Exhibits

	99.1	Press Release of Aerosonic dated May 28, 2009, announcing its $800,000 cash draw down pursuant to the Loan Agreements

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEROSONIC CORPORATION

Dated: May 28, 2009	By:	/s/ Douglas J. Hillman
Douglas J. Hillman President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 99.1	Press Release of Aerosonic dated May 28, 2009, announcing its $800,000 cash draw down pursuant to the Loan Agreements